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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM 8-K
                                     -------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):      MAY 27, 1999
                                                           ---------------------

                                  ENDOGEN, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       MASSACHUSETTS                     0-21354                 04-2789249
       -------------                     -------                 ----------
 (State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


30 COMMERCE WAY, WOBURN, MASSACHUSETTS                       01801-1059
--------------------------------------                       ----------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number including area code:  (781) 937-0890
                                                  ------------------




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ITEM 5.  OTHER EVENTS.

         On May 27, 1999, PerBio Science AB, a Swedish corporation ("PerBio"), EWOK Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of PerBio ("EWOK"), and the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a cash tender offer by EWOK for all of the outstanding shares of the Registrant's Common Stock at a price of $3.75 per share, net to the seller in cash. The offer is conditioned upon, among other things, there being validly tendered and not withdrawn, two-thirds of the fully diluted outstanding shares of the Registrant's Common Stock. The Merger Agreement also provides that the offer will be followed by a merger of EWOK with and into the Registrant, in which all remaining outstanding shares of the Registrant's Common Stock would be converted into the right to receive $3.75 per share, net to the seller in cash.


ITEM 7. EXHIBITS.

         2.1 Agreement and Plan of Merger by and among PerBio Science AB, EWOK Acquisition Corp. and the Registrant dated as of May 27, 1999.
         99.1 Joint press release of the Registrant and PerBio Science AB dated May 27, 1999.








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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  ENDOGEN, INC.



                                  By: /s/ Owen A. Dempsey
                                     -----------------------------------------
                                  Name: Owen A. Dempsey
                                  Title: President and Chief Executive Officer



Date: May 27, 1999




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                                  EXHIBIT INDEX

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

Exhibit Number                        Description
--------------                        -----------
     2.1 Agreement and Plan of Merger by and among PerBio Science AB, EWOK Acquisition Corp. and the Registrant dated as of May 27, 1999.
     99.1 Joint press release of the Registrant and PerBio Science AB dated May 27, 1999.


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